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                                                               EXHIBIT 3.05


                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      ONESOURCE INFORMATION SERVICES, INC.

     OneSource Information Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY:

FIRST: That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Amended and Restated Certificate of Incorporation of the Corporation (the "CHARTER"), the Board of Directors and Stockholders of the Corporation duly adopted a resolution by written consent setting forth a proposed amendment to the Charter.

SECOND: That said amendment would amend the Charter as follows:

1. ARTICLE FOUR, Part A shall be deleted in its entirety and replaced with the following:

                                 "ARTICLE FOUR"
                                 --------------

                           Part A. AUTHORIZED SHARES

The total number of shares of capital stock which the Corporation has authority to issue is 21,250,000 shares consisting of:

     (1) 1,250,000 shares of Class P Common Stock, par value $.01 per share ("CLASS P COMMON"); and

     (2) 20,000,000 shares of Common Stock, par value $.01 per share ("COMMON STOCK").

     The Class P Common and Common Stock and any other common stock issued hereafter are referred to collectively as the "COMMON SHARES". The Common Shares shall have the rights,


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preferences and limitations set forth below. Capitalized terms used but not otherwise defined in Part A or Part B of this Article Four are defined, in Part C."

2.   ARTICLE FOUR Part B shall be amended by adding the following Section 8:

     "Section 8. MANDATORY RECLASSIFICATION. If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which the aggregate price paid for such shares by the public shall be at least $15,000,000 (a "Qualified IPO"), then effective immediately prior to the closing of the sale of such shares by the Corporation pursuant to such public offering, each outstanding share of Class P Common shall automatically be reclassified into one (1) share of Common Stock plus the number of additional shares of Common Stock (the "Yield Shares") equal to the aggregate Unpaid Yield to which such holder is entitled pursuant to this Part B divided by the price per share to the public for each share of Common Stock in the Qualified IPO. Holders of Class P Common so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted, As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any additional shares of Common Stock and cash payment in lieu of fractional shares to which such holder may be entitled pursuant to the terms set forth herein. Until such time as a holder of Class P Common shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

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     IN WITNESS WHEREOF, the Corporation has caused this certificate of amendment to be signed by Daniel Schimmel, its President, as of this 2lst day of April, 1999.

                                             ONESOURCE INFORMATION
                                             SERVICES, INC.

                                             By: /s/ Daniel Schimmel
                                                ----------------------
                                                  Daniel Schimmel
                                                  President